Exhibit 4.8
AMENDMENT NO. 2 TO THE CREDIT AGREEMENT
          Amendment No. 2 (this “Amendment”), dated as of February 2, 2007, among Terra Nitrogen, Limited Partnership, a Delaware limited partnership (the “Borrower”), Terra Nitrogen Company, L.P., a Delaware limited partnership (“TNCLP”), the Lenders party hereto, and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”), amends certain provisions of the Credit Agreement, dated as of December 21, 2004 (as amended, supplemented or otherwise modified from time to time, including previous amendments hereto, the “Credit Agreement”), among the Borrower, TNCLP, the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and the Administrative Agent.
WITNESSETH:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrower and to issue Letters of Credit for the account of the Borrower; and
          WHEREAS, the Borrower and TNCLP have requested, and the Lenders and the Administrative Agent have agreed to, certain amendments to the Credit Agreement as more specifically set forth below.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:
          1. Defined Terms. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.
          2. Amendments. As of the Second Amendment Effective Date (as defined as Section 3), the Credit Agreement is hereby amended as follows:
               (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the existing definition of “Scheduled Termination Date” in its entirety and inserting the following in lieu thereof:
               “Scheduled Termination Date” means January ___, 2012.
               (b) Section 5.2 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
     Section 5.2 Capital Expenditures and Joint Venture Investments. TNCLP will not permit (a) Capital Expenditures of TNCLP and its Subsidiaries (excluding any Capital Expenditures financed by insurance proceeds to the extent permitted hereunder) to be made or incurred during each period set forth below and (b) the cash Investments in joint ventures made during such period permitted under Section 8.3(l), in aggregate to be in excess of the maximum amount set forth below, for such period:

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Fiscal Year	Maximum Amount
Fiscal Year ended December 31, 2006	$10,000,000

Fiscal Year ended December 31, 2007 and each Fiscal Year thereafter	$25,000,000
          3. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when the following conditions precedent have been satisfied:
               (a) Certain Documents. The Administrative Agent shall have received on or before the Second Amendment Effective Date, all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:
                    (i) this Amendment, executed by the Borrower, TNCLP, the Administrative Agent and all Lenders;
                    (ii) a fully executed Amendment No. 4 to the Terra Capital Credit Agreement providing for the extension of the Scheduled Termination Date thereunder until January ___, 2012; and
                    (iii) such additional documentation as the Administrative Agent or the Lenders may reasonably require.
               (b) Representations and Warranties. Each of the representations and warranties made by the Borrower or the Guarantors in or pursuant to the Credit Agreement, as amended hereby, and the other Loan Documents to which the Borrower or any of the Guarantors is a party or by which the Borrower or any of the Guarantors is bound, shall be true and correct in all material respects on and as of the Second Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date).
               (c) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date.
               (d) Fees and Expenses Paid. The Borrower shall have paid to the Administrative Agent (i) the amendment fee referred to in Section 7 and (ii) in accordance with Section 11.3 of the Credit Agreement, all outstanding costs and expenses of the Administrative Agent, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent incurred prior to or otherwise in connection with this Amendment.
          4. Representations and Warranties. On and as of the date hereof, and as of the Second Amendment Effective Date, after giving effect to this Amendment, each of the Borrower and TNCLP hereby represents and warrants to the Lenders as follows:

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               (a) Each of the representations and warranties contained in Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to include this Amendment; and
               (b) No Default or Event of Default has occurred and is continuing.
          5. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments and consents contained herein shall not constitute an amendment of any other provision of the Credit Agreement or the other Loan Documents or for any other purpose except as expressly set forth herein.
          6. Loan Documents. This Amendment is deemed to be a “Loan Document” for the purposes of the Credit Agreement.
          7. Amendment Fees. As consideration for the execution of this Amendment, the Borrower agrees to pay on the Second Amendment Effective Date to the Administrative Agent, for the account of each Lender signatory to this Amendment, an amendment fee equal to 0.10% of such Lender’s Revolving Credit Commitment then in effect.
          8. Costs and Expenses. The Borrower and TNCLP agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.
          9. Governing Law; Counterparts; Miscellaneous.
               (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
               (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
               (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.
               (d) From and after the Second Amendment Effective Date, all references in the Credit Agreement to the “Agreement” shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
[signature pages follow]

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               IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 2 to the Credit Agreement to be effective for all purposes as of the Second Amendment Effective Date.

Borrower

Terra Nitrogen, Limited Partnership
By: Terra Nitrogen Gp, Inc.
Its: General Partner

By:	/s/ F. G. Meyer

Name: Francis G. Meyer
Title:

Guarantor

Terra Nitrogen Company, L.P.
By: Terra Nitrogen Gp, Inc.
Its: General Partner

By:	/s/ F. G. Meyer

Name: Francis G. Meyer
Title:
[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TNLP CREDIT AGREEMENT]

Administrative Agent

Citicorp USA, Inc.

By:	/s/ David Jaffe

Name: David Jaffe
Title: Director/Vice President
[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TNLP CREDIT AGREEMENT]

Lenders

Citicorp USA, Inc.

By:	/s/ David Jaffe

Name: David Jaffe
Title: Director/Vice President
[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TNLP CREDIT AGREEMENT]

Wells Fargo Foothill, Inc.

By:	/s/ Mark Bradford

Name: Mark Bradford
Title: Vice President
[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TNLP CREDIT AGREEMENT]

LaSalle Bank National Association

By:	/s/ Julie Harris

Name: Julie Harris
Title: First Vice President
[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TNLP CREDIT AGREEMENT]

Congress Financial Corp.

By:	/s/ Thomas A. Martin

Name: Thomas A. Martin
Title: Director
[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TNLP CREDIT AGREEMENT]

General Electric Capital Corporation

By:	/s/ Alison P. Trapp

Name: Alison P. Trapp
Title: Duly Authorized Signatory
[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TNLP CREDIT AGREEMENT]

National City Business Credit, Inc.

By:	/s/ Thomas J. Evans

Name: Thomas J. Evans
Title: Vice President
[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TNLP CREDIT AGREEMENT]

State of California Public Employees’
Retirement System

By:	/s/ Arnold B. Phillips

Name: Arnold B. Phillips
Title: Sr. P.M.
[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TNLP CREDIT AGREEMENT]

CONSENT OF GUARANTORS
Dated as of February 2, 2007
          Each of the undersigned companies, as a Guarantor under the Guaranty dated December 21, 2004 (the “Guaranty”) in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.
[Signature pages follow]
[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TNLP CREDIT AGREEMENT]

          IN WITNESS WHEREOF, the parties hereto have consented to this Amendment, as of the date first written above.

TERRA NITROGEN, LIMITED PARTNERSHIP
By: Terra Nitrogen Gp, Inc.
Its: General Partner

By:	/s/ F. G. Meyer

Name:
Title:

TERRA NITROGEN COMPANY, L.P.
By: Terra Nitrogen Gp, Inc.
Its: General Partner

By:	/s/ F. G. Meyer

Name:
Title:

TERRA CAPITAL, INC.
TERRA MISSISSIPPI HOLDINGS CORPORATION (F/K/A MISSISSIPPI CHEMICAL CORPORATION)
TERRA INDUSTRIES INC.
TERRA CAPITAL HOLDINGS, INC.
TERRA NITROGEN CORPORATION
TERRA INTERNATIONAL, INC.
TERRA INTERNATIONAL (OKLAHOMA) INC.
PORT NEAL CORPORATION
TERRA METHANOL CORPORATION
BMC HOLDINGS INC.
BEAUMONT HOLDINGS CORPORATION
TERRA REAL ESTATE CORPORATION
BEAUMONT AMMONIA INC.
TERRA MISSISSIPPI NITROGEN, INC. (F/K/A MISSISSIPPI NITROGEN, INC.)
TERRA HOUSTON AMMONIA, INC. (F/K/A MISSISSIPPI CHEMICAL MANAGEMENT COMPANY)

By:	/s/ F. G. Meyer

Name: r
Title:
[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TNLP CREDIT AGREEMENT]

TERRA (U.K.) HOLDINGS INC.
By:	/s/ F. G. Meyer
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TNLP CREDIT AGREEMENT]